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                                                                   EXHIBIT 10.29

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made on this 1st day of October, 2002 in Beijing, People's Republic of China ("PRC") by and between Communication Over The Air Inc, an exempted company formed pursuant to the laws of the Cayman Islands ("Party A") and Mobileren Inc., a company formed pursuant to the laws of the British Virgin Island ("Party B" and individually a "Party" and together with Party A the "Parties").

WHEREAS

A. Party A, through its subsidiaries, is engaged in the business of development of technologies and provision of services relating to communications over electronic infrastructures, as well as the development and application of Internet software and online databases and, has accumulated operational and managerial expertise and advanced technologies in these areas.

B. Party B has obtained expertise in advising companies engaging in businesses similar to those of Party A.

C. Party B desires to provide services, support and assistance to Party A in respect of Party A's business operations and Party A desires to retain Party B to provide the foregoing services and support.

NOW, THEREFORE, in consideration of the terms and agreements herein contained, the parties hereby agree as follows:

1.    Content of Services

      Party B shall, upon request from Party A, advise and provide Party A with consulting services with respect to web site technology; website server application software; systems solutions; short message services; training of technical and management personnel; value-added information and telecommunication services operation and other technical and business consultation that Party A may reasonably request in connection with the operation of its main businesses.

      The term of this consulting service is 6 months.

2.    Service Fee

      2.1 During the term of this Agreement, in consideration of the provision by



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            Party B of the consulting services set forth above, Party A shall pay Party B a consulting fee ("Consulting Fee") of USD90,000. The Consulting Fee shall be paid in two parts. The first part shall be paid at $60,000 within one week after signing of this agreement. The rest shall be paid in 6 installments at $5,000 per month and shall be paid in the last week of each month for such month.

3.    Representations and Warranties

      3.1 Each Party represents and warrants that as of the date of signing hereof:

            3.1.1 It has full power and authority (corporate or otherwise) to execute and deliver this agreement as an independent legal person and to carry out its responsibilities and obligations outlined herein; and

            3.1.2 It has executed and delivered all necessary documentation and secured or engaged in all necessary activities to enable it to perform this agreement.

            3.1.3 This agreement, upon execution and delivery, constitutes legal, valid and enforceable obligations of each party in accordance with the terms and conditions herein.

4.    Confidentiality

      4.1 Provided that the appropriate written permission has been acquired from the other Party, each Party shall ensure that it only discloses such commercial secrets to its respective employees, advisors, agents or contractors for the purposes of performing this Agreement. Furthermore, each Party guarantees to the other Party that any such employees, advisors, agents or contractors will maintain the confidentiality of such commercial secrets thus disclosed, failing of which shall make such Party liable for the corresponding damages.

      4.2 Each Party shall, upon the other Party's request, return, destroy, or otherwise dispose of by other means all documents, information or software containing commercial secrets relating to the other Party, and cease to use such commercial secrets.

5.    Breach

      5.1 In the event that either Party breaches or fails to fully carry out any of its representations, warrants, agreements or obligations hereunder, or fails to



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            do so in the manner agreed upon in this Agreement, the non-breaching
            Party May send a written notice to the breaching Party, demanding that the breaching Party corrects within ten (10) days thereof such breach, continues to perform the Agreement and takes sufficient, effective and timely measures to clear up any consequences of such breach, as well as to compensate the non-breaching Party for any losses that it May have sustained as a consequence of such breach.

      5.2 In the event that the breaching Party is liable for compensating the non-breaching Party for any losses that the latter has sustained due to the breach, then the total amount of compensatory damages shall be equivalent to the total losses sustained as a result of said breach, including contractual interests that the non-breaching party would have been able to obtain if the Agreement being performed. However, the compensation shall not exceed the value of the losses that is actually been foreseen or reasonably foreseeable by the Parties to be likely ensuing from the breach of this Agreement.

6.    Force Majeure

      6.1 "Force Majeure " refers to any event, including, but not limited to, wars or natural disasters, that is unforeseeable, the occurrence and effect of which is unavoidable and insurmountable.

      6.2 Should a Party, due to the occurrence of Force Majeure, fail to perform this Agreement in full or in part, such Party shall, in light of the effect of the Force Majeure, be exempted from all or some of its responsibilities hereunder, except where PRC laws provide otherwise.

      6.3 Should a Party fail to perform on time its duties under this Agreement and subsequently Force Majeure were to occur, such Party shall not be exempted from any of its liabilities hereunder as a result of its failure to perform said duties.

      6.4 Should a Party be unable to perform this Agreement as a result of Force Majeure, it shall inform the other Party, as soon and as quickly as possible following the occurrence of such Force Majeure, of the situation and the reason(s) for the nonperformance, so as to minimize any losses incurred by the other Party as a consequence thereof. Furthermore, within a reasonable period of time after the notification of Force Majeure has been provided, the Party encountering Force Majeure shall provide a legal certificate issued by a public notary (or other appropriate organization) of the place wherein the Force Majeure occurred, in witness of the same.



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      6.5   The Party affected by Force Majeure may suspend the performance of its obligations under this Agreement until any disruption resulting from the Force Majeure has been resolved. However, such Party shall make every effort to eliminate any obstacles resulting from the Force Majeure, thereby minimizing to the greatest extent possible its adverse effects, as well as any resulting losses.

7.    Amendments and Termination

      7.1 This Agreement shall not be amended or assigned, except by means of a written instrument executed by the duly authorized representatives of both Parties.

8.    Settlement of Disputes and Applicable Law

      8.1 Should a dispute arise between the Parties in connection with the interpretation or performance of this Agreement, they shall attempt to resolve such dispute through friendly consultations between themselves. If the dispute cannot be resolved within thirty (30) days after the commencement of such consultations, then either Party may submit it to the China International Economic and Trade Commission in Beijing for arbitration in accordance with its current effective arbitration rules.

      8.2 The execution, validity, interpretation and performance of this Agreement shall all be subject to the laws of New York, as shall the resolution of any disputes arising in respect of this Agreement.

      8.3 During an arbitration, the Parties shall, to the extent possible, continue to implement those parts of this Agreement unrelated to such arbitration.

9.    Miscellaneous

      9.1 Failure or delay on the part of either Party to exercise any right hereunder shall not operate or be interpreted as a waiver thereof, nor shall any single or partial exercise of any right preclude any other future exercise thereof.

      9.2 The invalidity of any provision of this Agreement shall not affect the validity of any other provision hereof.

      9.3 Any matter not specified in this Agreement shall be handled through discussions between the Parties and resolved in accordance with the laws of PRC.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.






COMMUNICATION OVER THE AIR INC.


          /s/ Nick Yang
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Signature of authorised representative
Name: Nick Yang




MOBILEREN INC.


          /s/ Yunfan Zhou
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Signature of authorised representative
Name: Yunfan Zhou



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